The following resolution was adopted at a meeting of the Board of Directors of North American Life and Casualty Company on
May 31, 1985:

RESOLVED: That this company is hereby authorized to establish one or more separate accounts in accordance with state insurance laws and to issue variable and fixed annuity contracts and variable and fixed life insurance policies with the reserves for such contracts and policies being segregated in such separate accounts or in the general accounts of this company in the manner specified in the said accounts.

RESOLVED FURTHER: That the President of the Company or such other executive officer of this company as shall be designated by the President is hereby authorized to designate such separate accounts as may be deemed necessary or convenient and to register such separate accounts and those variable and fixed annuity contracts and life insurance policies authorized hereby under such federal securities laws as are deemed appropriate.

RESOLVED FURTHER: That the President of this company or such other executive officer of this company as shall be designated by the President is hereby authorized to invest such sums in any separate account established hereby as may be deemed necessary or appropriate to comply with requirements of applicable law.
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RESOLVED FURTHER:   That the President of this company and such other
executive officers of this company as may be appropriate, are hereby authorized to do any act necessary or appropriate to carry out the intention of this resolution.

I, the undersigned, do hereby certify that I am the duly elected and qualified Secretary and keeper of the records and corporate seal of North American Life and Casualty Company, a corporation organized under the laws of the State of Minnesota, and that the foregoing is a full, true and correct copy of a resolution duly adopted at a meeting of the Board of Directors of said Corporation, convened and held in accordance with the law and articles and bylaws of said Corporation on the 31st day of May, 1985, and that said resolution supersedes all resolutions previously adopted for the purpose stated and is now in full force and effect.

Attest /s/ VICKI L. OSBAUGH                   /s/ ALAN A. GROVE
       ____________________                   ____________________________
                                              Alan A. Grove, Secretary
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